                                                                       EXHIBIT 5


                               February 13, 1998


Automotive One Parts Stores, Inc.
701 West Church Street
Orlando, Florida  32802

Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form SB-2 (the "REGISTRATION STATEMENT") of Automotive One Parts Stores, Inc. (the "COMPANY") relating to the following securities of the Company (the "SECURITIES") to be issued pursuant to the Company's initial public offering and pursuant to exercise of registered warrants as set forth therein:

     (a) 1,380,000 shares of Common Stock (including 85,522 shares from the Company and 94,478 from the Selling Shareholders which the Underwriters have the option to purchase to cover over-allotments) (the "COMMON STOCK");

     (b) 1,380,000 redeemable Common Stock Purchase Warrants (including 180,000 warrants which the Underwriters have the option to purchase to cover over-allotments) (the "WARRANTS"); and

     (c) 1,380,000 shares of Common Stock issuable upon exercise of said Warrants (including 180,000 over-allotment option) pursuant to the Warrant Agreement between the Company and American Stock Transfer & Trust Company to be executed in connection with the Company's initial offering (the "WARRANT AGREEMENT").

     We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

     Based on the foregoing, we are of the opinion that the Common Stock and Warrants, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable. We are of the opinion that the Common Stock underlying the Warrants, when paid for and issued as contemplated by the Warrant Agreement, will be legally issued, fully paid and non-assessable.

Automotive One Parts Stores, Inc.
February 13, 1998

Page 2

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein.



                                           Sincerely,



                                        /s/ GREENBERG TRAURIG HOFFMAN LIPOFF
                                            ROSEN & QUENTEL, P.A.